UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   July 6, 2004

TOYS “R” US, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11609	22-3260693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code		(973) 617-3500

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required Regulation FD Disclosure.

Our corporate income tax returns are routinely examined by the Internal Revenue Service ("IRS") and other taxing authorities.  Based on specific facts and circumstances, from time to time management establishes reserves to cover certain tax related contingencies including contingencies resulting from questions raised by the taxing authorities during the course of an examination.  On June 29, 2004 the IRS notified us that its examination of our 1997 to 1999 U.S. tax returns is complete and its adjustments are final.  As a result, the Company reversed previously accrued income tax reserves that had been established to cover tax related contingencies in the years 1997 to 1999.  This reversal will decrease income tax expense and increase net earnings for our second quarter ended July 31, 2004 by $200 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

DATE July 6, 2004	BY	/s/ Raymond L. Arthur
Raymond L. Arthur
Executive Vice President and
Chief Financial Officer